CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        We hereby consent to the use of our report, dated November 1, 1999, in this quarterly report on Form 10-QSB for D.H. Marketing & Consulting, Inc.




Crouch, Bierwolf & Chisholm
Salt Lake City, Utah
November 1, 1999